UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
(RULE 14a-101)

Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No. 1)

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Filed by a Party other than the Registrant ☐

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☐	Preliminary Proxy Statement

☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

☐	Definitive Proxy Statement

☑	Definitive Additional Materials

☐	Soliciting Material Pursuant to Rule 14a-11c or Rule 14a-12

GP Strategies Corporation

(Name of Registrant as Specified In Its Charter)
(Name of Person(s) Filing Proxy Statement)

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AMENDMENT TO PROXY STATEMENT FOR ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON SEPTEMBER 1, 2020

EXPLANATORY STATEMENT

This Amendment to Schedule 14A (the “Amendment”) is being filed to amend the definitive proxy statement (the “Proxy Statement”) of GP Strategies Corporation (the “Company”) in connection with its 2020 annual meeting of stockholders (the “Annual Meeting”), which was filed with the Securities and Exchange Commission (the “SEC”) on July 20, 2020.  The sole purpose of this Amendment is to correct the description of the stockholder vote required to approve the amendment to the 2011 Stock Incentive Plan described in Proposal 4. Except as specifically amended herein, all information in the Proxy Statement remains unchanged. No other changes have been made to the Proxy Statement.

The fifth paragraph under the heading “Quorum; Required Votes” which appears on page 1 of the Proxy Statement, is amended and restated to read in its entirety as follows:
The approval of the amendment to the 2011 Stock Incentive Plan (Proposal 4) requires the affirmative vote of a majority of the votes cast on the matter. Under New York Stock Exchange Rules applicable to this proposal, abstentions will be treated as votes cast against the proposal. Broker non-votes will have no effect on this proposal.

The first sentence under the heading “Required Vote and Board Recommendation” which appears on page 1 of the Proxy Statement, is amended and restated to read in its entirety as follows:

Approval of the Plan Amendment requires the affirmative vote of a majority of the votes cast by holders of shares of Common Stock on the matter. Under New York Stock Exchange Rules applicable to this proposal, abstentions will be treated as votes cast against the proposal. Broker non-votes will have no effect on this proposal.

If you have already submitted a proxy and do not wish to change your vote, you do not need to take any further action.

If you have submitted a proxy and wish to change your vote and are a stockholder of record, you may change your vote at any time before the Annual Meeting by delivering another proxy with a later date, by voting again via the Internet or by telephone, by delivering written notice of revocation of your proxy to the Company’s Secretary at its principal executive offices before the beginning of the Annual Meeting, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting will not, in and of itself, revoke a valid proxy that was previously delivered. If you hold shares through a bank or brokerage firm, you must contact that bank or brokerage firm to revoke any prior voting instructions. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the Proxy Statement.

WHETHER OR NOT YOU EXPECT TO ATTEND THE ANNUAL MEETING, WE URGE YOU TO SUBMIT A PROXY FOR YOUR SHARES BY INTERNET OR TELEPHONE OR BY SIGNING, DATING AND RETURNING A PROXY CARD, AS APPLICABLE, AS DESCRIBED IN THE PROXY STATEMENT. IF YOUR SHARES ARE HELD IN A BANK OR BROKERAGE ACCOUNT, PLEASE REFER TO THE MATERIALS PROVIDED BY YOUR BANK OR BROKER FOR VOTING INSTRUCTIONS.